UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2021

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2021, HCI Group, Inc. (the “Company”), TypTap Insurance Group, Inc., a Florida corporation and wholly owned subsidiary of the Company (“TTIG”), and CB Snowbird Holdings, L.P., a Delaware limited partnership (“Investor”), entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) relating to a financing transaction (the “TTIG Financing Transaction”) in which Investor purchased from TTIG an aggregate of $100 million in newly issued shares of Series A Preferred Stock of TTIG. The TTIG Financing Transaction closed on February 26, 2021 (the “Closing Date”). In connection with the TTIG Financing Transaction, the Company and/or TTIG entered into the following material agreements and instruments:

TTIG Preferred Stock Purchase Agreement

The Purchase Agreement provides for the purchase by Investor, at a purchase price of $10.00 per share, of 9,000,000 shares of TTIG Series A-1 Preferred Stock (the “TTIG Series A-1 Preferred”) and 1,000,000 shares of TTIG Series A-2 Preferred Stock (the “TTIG Series A-2 Preferred”, and together with the TTIG Series A-1 Preferred, the “TTIG Series A Preferred”). The TTIG Series A-1 Preferred and TTIG Series A-2 Preferred generally have identical rights and preferences, except that the shares of TTIG Series A-2 Preferred are non-voting and are convertible into shares TTIG nonvoting common stock, while the TTIG Series A-1 Preferred shares have voting rights. The TTIG Series A-1 Preferred represent approximately 9.9% of the voting securities as of the Closing Date (after giving effect to certain grants of restricted shares made on the Closing Date, as described below), and the TTIG Series A-2 Preferred will automatically convert into an equal number of shares of TTIG Series A-1 Preferred upon the occurrence of specified regulatory conditions, as described below. The Purchase Agreement contains customary representations, warranties, and covenants. Approximately $22 million of the proceeds from the TTIG Financing Transaction were used to repay indebtedness owed by TTIG to the Company.

TTIG Amended and Restated Articles of Incorporation

In connection with the TTIG Financing Transaction, on the Closing Date, TTIG adopted and filed Amended and Restated Articles of Incorporation (the “TTIG Articles”) setting forth, among other things, the rights and preferences of the TTIG Series A Preferred. Under the TTIG Articles:

•

TTIG has authorized (A) 37,502,000 shares of TTIG Series A Preferred, of which 36,362,000 shares are designated as TTIG Series A-1 Preferred and 1,140,000 shares are designated as TTIG Series A-2 Preferred, and (B) 183,000,000 shares of common stock (“TTIG Common Stock”), of which 181,860,000 shares are designated as voting common stock (“TTIG Voting Common”) and 1,140,000 shares are designated as nonvoting common stock (“TTIG Nonvoting Common”). As of the closing of the TTIG Financing Transaction, the Investor is the only holder of TTIG Series A Preferred.

•

The holders of shares of the TTIG Series A Preferred (the “Holders”) are entitled to receive semi-annual distributions on each share of TTIG Series A Preferred. The annualized rate of the dividends will be $0.60 per share for the first year after the TTIG Financing Transaction, $0.70 per share during the second year, $0.75 per share during the third year and $0.95 per share thereafter (“Dividends”), subject to certain adjustments. TTIG may elect, at its option, to pay the Dividends in additional shares of TTIG Series A Preferred during the first and second years after the TTIG Financing Transaction based on the aggregate Dividends to be paid divided by $10.00. Investor is currently the only holder of the TTIG Series A Preferred.

•

If TTIG (or any of its subsidiaries that is an insurance carrier) is liquidated, dissolved or wound up, if all or substantially all of its assets are sold (by merger, consolidation, direct sale or otherwise), or if a voluntary or involuntary bankruptcy proceeding is commenced against TTIG (any such event being a “Liquidity Event”), the Holders will be entitled to receive a liquidation preference equal to the greater of (x) $10.00 per share (the “Original Issue Price”, subject to adjustment for stock splits, recapitalizations and similar equitable events), plus accrued and unpaid Dividends (whether or not authorized or declared) for the period up to but excluding the date of payment, and (y) the fair market value of the outstanding TTIG Series A Preferred (such greater amount, the “Liquidation Price”). The Liquidation Price is required to be paid before any distribution or payment is made to holders of the TTIG Common Stock or any other class or series of TTIG’s capital stock ranking junior to the TTIG Series A Preferred as to rights upon a Liquidity Event, none of which exist on the date hereof. The fair market value of the TTIG Series A Preferred will be determined by an independent valuation firm in the manner and upon the valuation principles set forth in the TTIG Articles.

•

In the event that all or substantially all of TTIG’s assets are sold (by merger, consolidation, direct sale or otherwise), TTIG shall redeem all outstanding shares of the TTIG Series A Preferred within thirty (30) days after such event at the Liquidation Price. In addition to a Liquidity Event related to TTIG, if there is a Liquidity Event with respect to the Company or if there is an uncured breach of certain provisions of the Parent Guaranty Agreement (as described below), TTIG shall redeem all outstanding shares of the TTIG Series A Preferred at the Liquidation Price within thirty (30) days after such event, unless a majority of the TTIG Series A-1 Preferred elect otherwise.

•

At any time, the Holders may convert their shares of TTIG Series A Preferred, in whole or in part, into a number of shares of TTIG Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (such rate, the “Conversion Rate”). The “Conversion Price” shall initially be equal to the Original Issue Price and is subject to customary anti-dilution adjustments, including weighted-average adjustment for issuances of shares of TTIG Common Stock below the Conversion Price.

•

The Holders are required to exchange their shares of TTIG Series A Preferred into shares of TTIG Common Stock based on the Conversion Rate at such time that the TTIG has an underwritten public offering of TTIG Common Stock that either (i) results in gross proceeds to TTIG of not less than $250 million and is at a per share price equal to at least $15.00 per share (subject to adjustments for certain equitable events) or (ii) upon the election of a majority of the TTIG Series A-1 Preferred.

•

If (a) the Florida Office of Insurance Regulation (“OIR”) approves the TTIG Financing Transaction, or (b) the OIR’s approval is no longer required for the TTIG Financing Transaction, then at such time each share of TTIG Series A-2 Preferred then outstanding shall automatically be converted into one (1) share of TTIG Series A-1 Preferred.

•	At any time on or after the fourth anniversary of the Closing Date, the Holders may require TTIG to redeem all of the TTIG Series A Preferred at a per share amount equal to the Liquidation Price.

•

The Holders of the TTIG Series A-1 Preferred will have one vote per share (on an as-converted into common stock basis) on any matter presented to the shareholders of TTIG for a vote, and except as provided below, the TTIG Series A-2 Preferred shares do not have voting rights. In addition, the Holders of TTIG Series A-1 Preferred have the right to elect one director to the TTIG board of directors (the “TTIG Board”) by voting as a single and separate class of stock.

•

So long as any TTIG Series A Preferred is outstanding, (A) the affirmative vote or written consent of at least a majority of the outstanding TTIG Series A-1 Preferred and at least a majority of the outstanding TTIG Series A-2 Preferred, voting separately as a class, will be necessary for effecting or validating: (i) any change to the TTIG Articles or bylaws that would materially and adversely affect the preferences, privileges or voting powers of the TTIG Series A Preferred, and (ii) any increase or decrease in the authorized amount of TTIG’s preferred stock; and (B) the affirmative vote or written consent of at least a majority of the TTIG Series A-1 Preferred, voting separately as a class, will be necessary to: (i) create or issue any new class or series of stock or increase the authorized number of shares of any class or series of capital stock of TTIG (other than the TTIG Series A Preferred), in each case, unless such stock ranks junior to the TTIG Series A Preferred as to dividends, liquidation or other rights, (ii) effect a merger, liquidation, dissolution or winding up of TTIG, or reclassification or recapitalization of the outstanding capital stock of TTIG (other than a sale subject to drag along rights as provided in the TTIG Shareholders Agreement) or change the ownership structure of TTIG’s subsidiaries, (iii) redeem stock (other than repurchases from employees or service providers upon cessation of services), (iv) incur, issue or repay any indebtedness for borrowed money greater than $5 million (which may increase over time based on TTIG’s consolidated book value but not above $25 million), (v) remove or replace (other than for cause) or hire a new CEO or President, (vi) change the nature of TTIG’s business operations, (vii) enter into any affiliate transactions outside the ordinary course of business, or (viii) authorize, declare or pay any dividends (other than the Dividends).

TTIG Shareholders Agreement

In connection with the TTIG Financing Transaction, on the Closing Date, TTIG, the Company and Investor entered into a Shareholders Agreement (the “TTIG Shareholders Agreement”) setting forth certain rights and obligations of TTIG’s current shareholders (the “Shareholders”). The Shareholders Agreement provides, in part:

•

As long as Investor holds a specified minimum number of shares of TTIG (the “Threshold”), the TTIG Board will consist of 8 members, of which one member is designated by Investor, one member is TTIG’s CEO, one member is jointly designated by TTIG and Investor, and the balance are elected by the holders of a majority of TTIG Common Stock. Investor’s board designee will also serve on any committee of the TTIG Board if such designee so elects. Investor has designated Eric Hoffman as its initial designee on the TTIG Board.

•

Investor is also entitled to designate one director to serve on the Company’s board of directors, which will initially be Eric Hoffman. Mr. Hoffman will fill a current vacancy for an initial three year term, and so long thereafter as the Threshold is met, the Company agrees to nominate a designee of Investor to fill such Company board seat.

•

TTIG cannot take certain actions without the approval of the TTIG Board, including the director designated by Investor. Among these actions are increasing the number of shares available for issuance under TTIG’s equity incentive plan, adopting a new equity incentive plan, certain repurchases of securities from employees or other service providers upon a cessation of services, and amending the compensation arrangements for the CEO.

•

If the Company, as the parent of TTIG, has a liquidity event, such as a sale, merger or bankruptcy, the Company has agreed to redeem Investor’s shares in TTIG if TTIG has not done so. The price will be the Liquidation Price (as defined above).

•

After the 4th anniversary of the Closing Date, Investor has the right to require TTIG to register Investor’s shares with the SEC for sale in a public offering (a “demand registration”) and unlimited rights to request that Investor’s shares be included in any registration of shares by TTIG (“piggyback registration rights”), each subject to customary cutbacks, deferrals and exclusions. Investor, together with the other shareholders of TTIG, are also subject to market standstill restrictions pursuant to the Shareholders Agreement whereby they agree not to sell shares for a 6 month period after the registration of an initial public offering is effective, subject to customary exceptions and limitations. The Company has also provided piggyback registration rights to Investor in connection with the shares subject to the below-described warrant that was issued to Investor by the Company in the TTIG Financing Transaction.

•

As long as Investor meets the Threshold, if TTIG issues new equity securities (subject to customary exceptions such as shares issued under the current equity incentive plan), Investor has the right to purchase a pro rata portion of the new securities to maintain its equity ownership percentage in TTIG.

•

Each of the Shareholders can be required to participate in a sale of TTIG if the sale is approved by the TTIG Board, approved by TTIG’s shareholders holding a majority of its capital stock (on an as converted to common stock basis, which would currently be the Company), and Investor would receive cash consideration at the closing representing at least 1.5 times its original investment in the TTIG Financing Transaction, plus any accrued but unpaid dividends.

•

If a Shareholder having 5% or more of the capital stock of TTIG (on an as converted to common stock basis) decides to sell shares, Investor has a right to “tag along” on the sale and sell a pro rata amount of its shares to such third party if it so elects.

•

Investor has agreed that if, prior to a public offering by TTIG and subject to other specified conditions, Investor desires to sell or transfer any of its Series A Preferred shares, TTIG and the Company will have a right of first refusal on such shares (subject to customary exceptions).

Parent Guaranty Agreement

In connection with the TTIG Financing Transaction and on the Closing Date, the Company and the Investor entered into a Parent Guaranty Agreement (the “Parent Guaranty Agreement”) pursuant to which the Company agreed to guarantee TTIG’s cash payment obligations under the TTIG Articles. In addition to other customary covenants and restrictions, the Company agreed to several affirmative and negative covenants so long as the TTIG Series A Preferred is outstanding, as follows: (i) the Company will not make certain payments such as dividends, stock redemptions, or stock repurchases, other than ordinary cash dividends consistent with past practice plus increases thereof not to exceed 10% annually; (ii) the Company will not incur debt (including amounts that may become due under the TTIG Articles) that exceeds 60% of the Company’s market capitalization or, if higher, $350 million, and (iii) the Company and its subsidiaries (other than TTIG and its subsidiaries) will not incur secured debt or structurally senior unsecured debt in excess of 20% of the Company’s market capitalization (or $100 million, if higher) without granting the Investor a security interest with respect to the obligations guaranteed under the Parent Guaranty Agreement and/or a guaranty by the entity incurring the structurally senior debt. The Company also agreed to restrictions on transactions with affiliates and agreed that it would not amend or refinance its currently outstanding 4.25% Convertible Senior Notes due 2037 in a transaction that would cause such notes to have a maturity date before April 30, 2025.

HCI Warrant Agreement

The Company granted to Investor a Common Stock Purchase Warrant as of the Closing Date giving Investor the right to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $54.40 per share (the “Warrant”). The Warrant expires four years after the Closing Date but may expire sooner upon a sale of the Company. The Warrant may be exercised with cash or on a “cashless” basis, at the option of Investor. The Warrant is subject to customary adjustments in its exercise price and/or number of shares for which the Warrant is exercisable as a result of future stock splits, stock dividends, reverse stock splits, and the like with respect to the Company’s common stock, and also upon certain dividends, distributions of stock purchase rights, and fundamental transactions by the Company.

TTIG Equity Incentive Plan and Restricted Stock Awards

On the Closing Date, TTIG adopted the TypTap Insurance Group, Inc. 2021 Equity Incentive Plan (the “TTIG Equity Incentive Plan”), which authorizes TTIG to grant restricted TTIG shares, restricted stocked units, incentive stock options, non-qualified stock options, and other stock-based awards to officers, directors, employees, and consultants of TTIG in order to incentivize and align their interests with the interests of TTIG and other stockholders in TTIG. The TTIG Equity Incentive Plan authorizes the grant of incentive awards with respect to up to 7,000,000 shares of TTIG Common Stock, subject to customary adjustments. The TTIG Equity Incentive Plan is administered by the TTIG Board or any committee of TTIG directors appointed by the TTIG Board. The TTIG Equity Incentive Plan contains various other customary terms and conditions, and unless terminated earlier, the TTIG Equity Incentive Plan will terminate on the 10th anniversary of the Closing Date.

On the Closing Date, the TTIG Board granted to TTIG employees an aggregate of 6,000,000 shares of TTIG restricted common stock pursuant to a form of Restricted Stock Award Agreement (the “TTIG Restricted Stock Agreement”) that contains the following vesting conditions: (i) one-third of the restricted shares under each award will vest in 25% increments over a period of 4 years, (ii) one-third of the restricted shares under each award will vest on the first anniversary of the date on which TTIG’s stock value is determined to reach $15.00 per shares (subject to adjustment for stock splits, stock dividends, reverse stock splits, and the like), and (iii) the remaining one-third of the restricted shares under each award will vest on the first anniversary of the date on which TTIG’s stock value is determined to reach $20.00 per share (subject to adjustment for stock splits, stock dividends, reverse stock splits, and the like); provided, however, that the holder of the restricted shares remains continuously employed by TTIG or its subsidiaries as of the applicable vesting date. Any restricted shares that do not vest by the sixth anniversary of the Closing Date will be forfeited by the employee on such sixth anniversary, and any unvested shares will be forfeited upon termination of employment. Upon a change in control of TTIG (as defined in the TTIG Equity Incentive Plan), any unvested restricted shares shall immediately vest. Upon a termination of employment, the TTIG Equity Incentive Plan grants TTIG the right to repurchase any vested restricted share awards from the terminated employee during the one-year period following termination for a purchase price equal to the fair market value of such shares.

* * *

The foregoing descriptions of the Purchase Agreement, the TTIG Articles, the TTIG Shareholders Agreement, the Parent Guaranty Agreement, the Warrant, the TTIG Equity Incentive Plan, and the form of TTIG Restricted Stock Agreement are summary in nature and therefore necessarily incomplete, and such descriptions are qualified by reference to the full text of such agreements and documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The issuance to Investor of the Warrant and the shares of Company common stock issuable upon exercise of the Warrant is and will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities did and does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, was made without any form of general solicitation to a sophisticated party, and was made with full access to any information requested by Investor regarding the Company, the Warrant, or the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Common Stock Purchase Warrant, dated February 26, 2021, issued by HCI Group, Inc. to CB Snowbird Holdings, L.P.

10.1*	Preferred Stock Purchase Agreement, dated February 26, 2021, among TypTap Insurance Group, Inc., HCI Group, Inc., and CB Snowbird Holdings, L.P.

10.2	Amended and Restated Articles of Incorporation of TypTap Insurance Group, Inc. filed February 26, 2021.

10.3	Shareholders Agreement, dated February 26, 2021, among TypTap Insurance Group, Inc., CB Snowbird Holdings, L.P., HCI Group Inc., and the other shareholders party thereto.

10.4	Parent Guaranty Agreement, dated February 26, 2021, between HCI Group, Inc. and CB Snowbird Holdings, L.P.

10.5	TypTap Insurance Group, Inc. 2021 Equity Incentive Plan.

10.6	Form of Restricted Stock Award Agreement of TypTap Insurance Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The Disclosure Schedules to the Preferred Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties. Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCI GROUP, INC.

Date: March 1, 2021	By:	/s/ Andrew L. Graham
	Name:	Andrew L. Graham
	Title:	General Counsel